As filed with the Securities and Exchange Commission on
          June 24, 1994.          Registration No. ____________


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                _____________________

                                      FORM S-8
                                REGISTRATION STATEMENT
                                       UNDER
                              THE SECURITIES ACT OF 1933
                                ____________________


                            SOUTHWESTERN BELL CORPORATION


          A DELAWARE CORPORATION           IRS TAXPAYER NO. 43-1301883

               175 E. Houston Street, San Antonio, Texas  78205-2233
                        Attn:  Judith Sahm, (210) 821-4105

                               ____________________

                            SOUTHWESTERN BELL CORPORATION
                         SAVINGS PLAN FOR SALARIED EMPLOYEES

                            SOUTHWESTERN BELL CORPORATION
                    SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                               ____________________


          Please send copies of              Name, address and telephone
          all communications to:             number of agent for service:

          Wayne Wirtz, Esq.                  Judith Sahm
          Southwestern Bell Corporation      Southwestern Bell Corporation
          175 E. Houston Street              175 E. Houston Street
          12th Floor                         11th Floor
          San Antonio, Texas 78205-2233      San Antonio, Texas 78205-2233
                                             210) 821-4105






                        CALCULATION OF REGISTRATION FEE

           TITLE OF     AMOUNT     PROPOSED      PROPOSED     AMOUNT OF
          SECURITIES    TO BE       MAXIMUM       MAXIMUM    REGISTRATION
            TO BE     REGISTERED   OFFERING      AGGREGATE       FEE
          REGISTERED                PRICE        OFFERING
                                  PER SHARE(1)   PRICE(1)

          Common     10,000,000   $42.5625   $425,625,000.00  $146,767.24
          Stock,
          $1.00 par
          value per
          share(2)

          (1) The price per share was estimated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The fee was computed based on 10,000,000 shares (using the average of the high and low price of the stock as of June 21, 1994).
          (2) Includes rights attached pursuant to Southwestern Bell Corporation's Shareowner Rights Plan.

          Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

          In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. Prospectus herein also relates to Registration Statement No. 33-38706 pursuant to Rule 429.

          EXPLANATION


             This Registration Statement is being filed solely to register an additional 10,000,000 shares of common stock of Southwestern Bell Corporation and an indeterminate amount of participation interests to be offered under the Southwestern Bell Corporation Savings Plan for Salaried Employees and the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees). The contents of the earlier Registration Statement No. 33-38706 filed on January 25, 1991, are incorporated herein by reference.

                              PART II.  SIGNATURES


          THE REGISTRANT:

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on the 24th day of June, 1994.

                                        SOUTHWESTERN BELL CORPORATION

                                        By:   /s/ Donald E. Kiernan
                                             Donald E. Kiernan
                                             Senior Vice President,
                                        Treasurer
                                             and Chief Financial
                                        Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

          Principal Executive Officer:     Edward E. Whitacre, Jr.,*
                                           Chairman and Chief Executive
                                           Officer

          Principal Financial and
               Accounting Officer:         Donald E. Kiernan,
                                           Senior Vice President, Treasurer
                                           and Chief Financial Officer


                                           By:  /s/ Donald E. Kiernan
                                             Donald E. Kiernan, as
                                           attorney-in-fact for
                                             Mr. Whitacre, the Directors,
                                             and on his own behalf as
                                             Principal Financial
                                             Officer and Principal
                                           Accounting Officer

                                             June 24, 1994

          DIRECTORS:
          Clarence C. Barksdale*
          James E. Barnes*
          Jack S. Blanton*
          August A. Busch, III*
          Ruben R. Cardenas*
          Martin K. Eby, Jr.*
          Tom C. Frost*
          Jess T. Hay*
          Bobby R. Inman*

          Charles F. Knight*
          Sybil C. Mobley*
          Haskell M. Monroe, Jr.*
          Ing. Carlos Slim Helu*
          Patricia P. Upton*
          Edward E. Whitacre, Jr.*
          __________________________
          * By power of attorney

                                SIGNATURES




          THE PLAN.


               Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on the 24th day of June, 1994.

                                   SOUTHWESTERN BELL CORPORATION
                                   SAVINGS PLAN FOR SALARIED EMPLOYEES

                                   SOUTHWESTERN BELL CORPORATION
                                   SAVINGS AND SECURITY PLAN
                                   (NON-SALARIED EMPLOYEES)

                                   By:  SOUTHWESTERN BELL CORPORATION,
                                        ADMINISTRATOR FOR THE FOREGOING
                                        PLANS

                                        By:   /s/ Cassandra C. Carr
                                           Cassandra C. Carr
                                           Senior Vice President-
                                           Human Resources

                                   EXHIBIT INDEX



          Exhibit Number Description of Exhibits

              5          Validity opinion of William J. Free, Esq.

              24         Consent of Ernst & Young, Independent Auditors

              25         Powers of Attorney